Exhibit 3.01(a)
CERTIFICATE OF INCORPORATION

OF

WILLIAMS CONTROLS, INC.

FIRST: The name of the corporation is Williams Controls, Inc.

SECOND: The address of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent, State of Delaware 19901. The name of the corporation’s registered agent at that address is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (the “DGCL”).

FOURTH:

A. The total number of shares of capital stock which the corporation shall have authority to issue is 100,000,000 shares, consisting of 50,000,000 shares of common stock, $.01 par value (the “Common Stock”), and 50,000,000 shares of preferred stock, $.01 par value (the “Preferred Stock”).

B. Shares of Preferred Stock may be issued from time to time in one or more classes or series as may be determined from time to time by the board of directors of the corporation (the “Board of Directors”), each such class or series to be distinctly designated. Except in respect of the particulars fixed by the Board of Directors for classes or series provided for by the Board of Directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting rights, if any, of each such class or series and the preferences and relative, participating, optional and other special rights of each such class or series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding; and the Board of Directors of the corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular class or series of Preferred Stock so designated by the Board of Directors, the voting powers of stock of such class or series, if any, and the designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of such class or series, including, but without limiting the generality of the foregoing, the following:

(1) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute, such class or series, and such number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

(2) The rate and time at which, and the terms and conditions upon which, dividends, if any, on shares of Preferred Stock of such class or series shall be paid, the extent of the preference or relation, if any, of such dividends or the dividends payable on any other class or classes or of any series of the same or any other class or classes of stock and whether such dividends shall be cumulative or non-cumulative;

(3) The right, if any, of the holders of shares of Preferred Stock of such class or series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock and the terms and conditions of such conversion or exchange;

(4) Whether or not shares of Preferred Stock of such class or series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, shares of Preferred Stock of such class or series may be redeemed;

(5) The rights, if any, of the holders of shares of Preferred Stock of such class or series upon the voluntary or involuntary liquidation of the corporation;

(6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the shares of Preferred Stock of such class or series; and

(7) The voting powers, if any, of the holders of shares of such class or series of Preferred Stock.

FIFTH: The name and mailing address of the Sole Incorporator are as follows:
Barbara E. Pavel	1400 Glenarm Place Third Floor Denver, Colorado 80202

SIXTH: The name and mailing address of the person who is to serve as a director until the first annual meeting of stockholders or until his successor is elected and qualified are as follows:

Name Gerald Raskin	Mailing Address 1400 Glenarm Place Third Floor Denver, Colorado 80202

SEVENTH: The business and affairs of this corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors shall consist of one or more members which may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this corporation. Election of directors or their appointment need not be by written ballot unless required by the Bylaws. The requisite quorum for the transaction of business at a meeting of the Board of Directors shall consist of a majority of the total number of directors.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

A. To manage and govern the corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present unless the act of a greater number is required by the laws of Delaware, the Certificate of Incorporation or the Bylaws of this corporation.

B. To determine from time to time whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the corporation, except as and to the extent expressly provided by law with reference to the right of stockholders to examine the original or duplicate stock ledger, or otherwise expressly provided by law, or except as expressly authorized by resolution of the Board of Directors.

C. Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the directors’ power to manage the business and affairs of the corporation; and no Bylaw shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

To adopt, amend, or repeal the Bylaws of the corporation.

EIGHTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

NINTH: The corporation has the right and/or duty to indemnify any person who is or was a director to the fullest extent provided by law.

The corporation has the right and/or duty to indemnify any person who is or was an officer, employee or agent of the corporation who is not a director to the fullest extent provided by law, or to a greater extent if consistent with law and if provided by resolution of the corporation’s stockholders or directors, or in a contract.

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation and who while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of the DGCL.

TENTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver of receivers appointed for the corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stock holders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

ELEVENTH: Subject to the provisions of this Certificate of Incorporation, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or thereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator herebefore named, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand this 2nd of November, 1988.
/s/ Barbara E. Pavel Barbara E. Pavel, Sole Incorporator